As filed with the Securities and Exchange Commission on November 19, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3672377
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

968 Albany-Shaker Road
Latham, NY 12110

(Address of Principal Executive Offices)

PLUG POWER INC.

THIRD AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Andrew Marsh

President and Chief Executive Officer

Plug Power Inc.

968 Albany-Shaker Road

Latham, New York 12110

(518) 782-7700

(Name and Address of Agent For Service)

With a copy to:

Robert P. Whalen, Jr.
Goodwin Procter LLP
100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share	12,400,000	(1)	$3.45	(2)(3)	$42,780,000	$5,552.84	(3)

(1)         This Registration Statement relates to 12,400,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of Plug Power Inc. (the “Registrant”) authorized to be issued under the Plug Power Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan (the “Plan”). Shares available for issuance under the Plan were initially registered on Registration Statements on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2011 (File No. 333-175907), December 12, 2014 (File No. 333-200912) and December 22, 2017 (File No. 333-222260 ). An aggregate of 42,400,000 shares of Common Stock are authorized under the Plan.  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, based upon the average of the high and low sales prices on the NASDAQ Capital Market on November 14, 2019.

(3)         Rounded to the nearest penny.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the above-named plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 12,400,000 additional shares of Common Stock which may be acquired pursuant to the Plan. The securities subject to this Registration Statement are of the same class as other securities for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act registering the issuance of shares of Common Stock under the Plan. Accordingly, the contents of the Registrant’s Registration Statements on Form S-8, File No. 333-175907, as filed with the Commission on July 29, 2011, File No. 333-200912, as filed with Commission on December 12, 2014 and File No. 333-222260, as filed with the Commission on December 22, 2017, are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 42,400,000 shares of the Registrant’s Common Stock have been registered for issuance under the Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)         our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 13, 2019;

(b)         our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, filed with the Commission on May 8, 2019, August 9, 2019 and November 8, 2019, respectively;

(c)          our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 5, 2019 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018);

(d)         our Current Reports on Form 8-K filed with the Commission on March 20, 2019, April 3, 2019 (except for information contained therein which is furnished rather than filed), May 15, 2019, June 10, 2019, June 21, 2019 and September 9, 2019; and

(e)          The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on October 1, 1999.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

In accordance with Section 145 of the Delaware General Corporation Law, Article VII of our amended and restated certificate of incorporation (as amended), or our certificate of incorporation, provides that no director of Plug Power Inc., or Plug Power, shall be personally liable to Plug Power or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Plug Power or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article V of our by-laws provides for indemnification by Plug Power of its directors, officers and certain non-officer employees under certain circumstances against expenses, including reasonable attorneys’ fees, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such directors, officers or non-officer employees or on such director’s, officer’s or non-officer employee’s behalf in connection with any threatened, pending or completed legal proceeding or any claim, issue or matter therein, which such director, officer or non-officer employee is, or is threatened to be made, a party to or participant in by reason of the fact that such person is or was a director, officer or non-officer employee, if such director, officer or non-officer employee acted in good faith and in a manner such director, officer or non-officer employee reasonably believed to be in or not opposed to the best interests of Plug Power and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other matters, that we indemnify our directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements.

Item 8. Exhibits.

See the Exhibit Index included herein for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2008).

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2008).

4.3

Second Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on May 19. 2011).

4.4

Third Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2014).

4.5

Certificate of Correction to Third Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016).

4.6

Fourth Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on June 30, 2017).

4.7	Third Amended and Restated By-laws of Plug Power Inc. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on November 2, 2009).

4.8

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock. (incorporated by reference from the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 24, 2009).

4.9	Certificate of Designations of Series C Redeemable Preferred Stock of Plug Power Inc. (incorporated by reference from the Registrant’s Current Report on 8-K filed with the Commission on May 20, 2013).

4.10

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series E Convertible Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on November 2, 2018).

4.11

Specimen certificate for shares of common stock, $0.01 par value, of Plug Power Inc. (incorporated by reference from the Registrant’s Registration Statement on Form S-1/A (File No. 333-86089) filed with the Commission on October 1, 1999).

4.12	2011 Stock Option and Incentive Plan (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on May 13. 2011).

4.13	Amended and Restated 2011 Stock Option and Incentive Plan (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2014).

4.14	Second Amended and Restated 2011 Stock Option and Incentive Plan (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on June 30, 2017).

4.15	Third Amended and Restated 2011 Stock Option and Incentive Plan (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2019).

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this

Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on November 19, 2019.

PLUG POWER INC.

By:	/s/ Andrew Marsh
Andrew Marsh
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Plug Power Inc., hereby severally constitute and appoint Andrew Marsh and Gerard L. Conway. Jr., and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Plug Power Inc. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Andrew Marsh	President, Chief Executive Officer and Director	November 19, 2019
Andrew Marsh	(Principal Executive Officer)

/s/ Paul Middleton	Chief Financial Officer	November 19, 2019
Paul Middleton	(Principal Financial Officer)

/s/ Martin D. Hull	Controller & Chief Accounting Officer	November 19, 2019
Martin D. Hull	(Principal Accounting Officer)

/s/ George C. McNamee	Director	November 19, 2019
George C. McNamee

/s/ Gary K. Willis	Director	November 19, 2019
Gary K. Willis

/s/ Maureen O. Helmer	Director	November 19, 2019
Maureen O. Helmer

/s/ Johannes Minho Roth	Director	November 19, 2019
Johannes Minho Roth

/s/ Gregory L. Kenausis	Director	November 19, 2019
Gregory L. Kenausis

/s/ Lucas P. Schneider	Director	November 19, 2019
Lucas P. Schneider

/s/ Jonathan Silver	Director	November 19, 2019
Jonathan Silver